EXHIBIT 21
SCHOLASTIC CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Domestic Subsidiaries                                     State of Incorporation

Scholastic Inc.                                               New York
Children's Music Library, Inc.                                New York
     (a subsidiary of Weston Woods Studios, Inc.)
The Electronic Bookshelf, Inc.                                Indiana
Georgetown Studios, Inc.                                      Connecticut
     (a subsidiary of Weston Woods Studios, Inc.)
Lectorum Publications, Inc.                                   New York
SE Distribution Inc.                                          Delaware
     (a subsidiary of Scholastic Entertainment Inc.)
Scholastic Book Clubs, Inc.                                   Missouri
Scholastic Book Services, Inc.                                Delaware
Scholastic Entertainment Inc.                                 New York
      (formerly Scholastic Productions Inc.)
Scholastic UK Group Ltd.                                      Delaware
     (formerly Scholastic Publications (Magazines), Ltd.)
Weston Woods Studios, Inc.                                    Delaware

Foreign Subsidiaries                                        Jurisdiction

Scholastic Australia Pty. Ltd.                                Australia
Bookshelf Publishing Australia Pty. Ltd.                      Australia
Troll School Book Clubs and Fairs Australia Pty. Ltd.         Australia
Scholastic Australia Superannuation Pty. Ltd.                 Australia
Scholastic Executive Superannuation Pty. Ltd.                 Australia
Oldmeadow Booksellers (Aust.) Pty. Ltd.                       Australia
Scholastic (Barbados), Inc.                                   Barbados
Scholastic Canada Ltd.                                        Canada
Scholastic Productions Canada Ltd.                            Canada
Scholastic Book Fairs Canada Inc.                             Canada
Scholastic Ltd.                                               England
England School Book Fairs Ltd.                                England
Scholastic Book Clubs Ltd.                                    England
Red House Books Ltd.                                          England
Scholastic Publication Ltd.                                   England
Scholastic Educational Magazines Ltd.                         England
Red House Book Clubs Ltd.                                     England
Scholastic Hong Kong Limited                                  Hong Kong
Scholastic Book Fairs Ltd.                                    Ireland
Scholastic India Private Limited                              India
Scholastic Mexico, S.A. de C.V.                               Mexico
Scholastic New Zealand Ltd.                                   New Zealand